                                                                      EXHIBIT 18

(LOGO)
                                                AMERICAN BUSINESS PRODUCTS, INC.
                                                          POST OFFICE BOX 105684
                                                          ATLANTA, GEORGIA 30348
                                                                  (770) 953-8300

                                January 21, 2000

                             NOTICE TO PARTICIPANTS
                                     IN THE
        AMERICAN BUSINESS PRODUCTS, INC. PROFIT SHARING RETIREMENT PLAN

                       TENDER OFFER TO PURCHASE FOR CASH
                                       BY
      SHERMAN ACQUISITION CORPORATION, A WHOLLY OWNED INDIRECT SUBSIDIARY
                                       OF
                                MAIL-WELL, INC.

To: Participants in the American Business Products, Inc. Profit Sharing Retirement Plan

     Enclosed are materials being sent to all shareholders of American Business Products, Inc. (the "Company") in connection with the recently announced offer by Sherman Acquisition Corporation, a Georgia corporation ("Purchaser") and indirect wholly owned subsidiary of Mail-Well, Inc., a Colorado corporation ("Mail-Well"), to purchase shares of the Company's common stock (the "Shares") at a price of $20.00 per share upon the terms and conditions set forth in the Offer to Purchase dated January 21, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (the "Letter of Transmittal").

     On January 13, 2000, the Company entered into an Agreement and Plan of Merger with Mail-Well and Purchaser that provides for the acquisition of all of the common stock, par value $2.00 per share, of the Company (the "Shares" or, individually, a "Share") by Purchaser at a price of $20.00 per Share, net to the seller in cash. Under the terms of the proposed transaction, Purchaser has commenced a tender offer (the "Offer") for all outstanding Shares at a price of $20.00 per Share, net to the seller in cash. The Offer is currently scheduled to expire at 12:00 midnight, Eastern Standard Time, on Friday, February 18, 2000, unless extended.

     Following the successful completion of the Offer and upon approval by the affirmative vote of holders of a majority of the Shares, if required, Purchaser will be merged with and into the Company and all Shares not purchased in the Offer, other than Shares held by the Company, Mail-Well or any of their respective subsidiaries or Shares as to which appraisal rights have been exercised, will be converted into the right to receive, without interest, an amount in cash equal to $20.00 per Share.

TENDER OFFER DISCLOSURES

     Enclosed are the following documents for your careful review:

          1) Letter from Harold Smethills, Chief Executive Officer of ABP, announcing the Offer.

          2) Offer to Purchase, dated January 21, 2000. This document describes the terms and conditions of the Offer.

          3) Letter of Transmittal. This document is part of the "Offer." However, this form does not apply to you as a participant in the Company's Profit Sharing Retirement Plan. This is the form that shareholders with direct ownership (outside of a plan) will use to tender their shares.

NOTICE TO PARTICIPANTS IN THE ABP PROFIT SHARING RETIREMENT PLAN
January 21, 2000
Page  2

          4) The Company's Solicitation/Recommendation Statement on Schedule 14D-9, filed by the Company with the Securities and Exchange Commission.

          5) TENDER INSTRUCTION FORM. (Green form). This is the form that you should complete, sign and mail in the enclosed, pre-addressed, postage pre-paid envelope.

Please note that if you are a direct shareholder of the Company or if you are a participant in the American Business Products, Inc. Employee Savings Plan, you may receive additional packages related to the Offer. IT IS VERY IMPORTANT THAT YOU FOLLOW THE INSTRUCTIONS IN EACH PACKAGE AND THAT YOU RESPOND TO THE OFFER WITH REGARD TO EACH PLAN AND THE SHARES YOU MAY DIRECTLY OR BENEFICIALLY OWN. This may require that you submit several responses and each response should be returned according to the applicable instructions.

PLAN PROVISIONS REGARDING TENDER OFFERS

     As a participant in the American Business Products, Inc. Profit Sharing Retirement Plan (the "PSP"), you may elect to direct the Trustees of the PSP to "tender" (or sell) some or all of the Shares (including fractional Shares) currently allocated to your account in the PSP. The Trustees of the PSP will follow your directions to the extent they are proper.

     The PSP provides that the Trustees will tender Shares for which no direction has been received in the same proportion as the Shares for which participants returned their directions. Therefore, it is important that you indicate your desires with regard to the Shares in your account. There are no unallocated Shares in the PSP.

     The PSP is intended to constitute a plan described in Section 404(c) of the Employee Retirement Income Security Act and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The fiduciaries of the PSP may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by participants and beneficiaries. For purposes of the tender vote, each participant (or beneficiary, as applicable) is deemed a fiduciary.

     If you direct the Trustees to tender any Shares, the cash that is paid for them will be reinvested by the Trustees as soon as practicable after the expiration date of the Offer.

CONFIDENTIALITY

     The PSP provides that the Trustees will protect the confidentiality of the participants' directions with respect to the Plan Administrator and the management of the Company. For this purpose, the Trustees have engaged EquiServe to receive the participants' directions. In this role, EquiServe will receive and calculate the total directions from the PSP participants. After the calculations are complete, EquiServe will notify the Trustees of the total number of Shares to be tendered pursuant to participant direction and the proportion of the remaining (undirected) Shares in the PSP to be tendered. All instructions received from individual participants will be held in confidence and will not be divulged to any person, including American Business Products, Inc., any of its respective affiliates, directors, officers or employees, as well as the Plan Administrator of the PSP, other than as necessary for the processing of the tender instructions and the normal operations of the PSP.

TENDER INSTRUCTIONS

     A Tender Instruction Form (Green form) is also enclosed for you to use to direct the PSP Trustees regarding the Offer. Please complete and sign the Tender Instruction Form and return it as indicated for receipt on or before Monday, February 14, 2000. Before making a decision, you should read carefully the materials regarding the Offer and the Tender Instruction Form.
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NOTICE TO PARTICIPANTS IN THE ABP PROFIT SHARING RETIREMENT PLAN
January 21, 2000
Page  3

     If you have any questions regarding the tender procedures, including the enclosed Tender Instruction Form, you may call Morrow & Co., Inc. at 1-800-566-9061. DO NOT CALL OR CONTACT YOUR HUMAN RESOURCES DEPARTMENT OR REPRESENTATIVE, YOUR BENEFITS ADMINISTRATOR, THE PLAN ADMINISTRATOR, THE PLAN RECORDKEEPER OR THE TRUSTEES -- your instructions may be delivered only by submitting the Tender Instruction Form.

     ANY DISTRIBUTIONS FROM THE PSP THAT MAY BE REQUESTED DURING THE OFFER PERIOD MAY BE DELAYED UNTIL AFTER THE EXPIRATION OF THE OFFER.

     PLEASE NOTE THAT THE DEADLINE FOR THE TRUSTEES OF THE PSP TO TENDER YOUR SHARES IS FRIDAY, FEBRUARY 18, 2000. IF YOU ELECT TO TENDER SHARES FROM YOUR PSP ACCOUNT, THE ENCLOSED GREEN TENDER INSTRUCTION FORM MUST BE RECEIVED BY EQUISERVE ON OR BEFORE MONDAY, FEBRUARY 14, 2000 SO THE TRUSTEES HAVE SUFFICIENT TIME TO EFFECT THE TENDER OF THE SHARES IN THE PSP. PLEASE USE THE ENCLOSED REPLY ENVELOPE TO RETURN YOUR TENDER INSTRUCTION FORM.

     YOU MUST COMPLETE AND SIGN YOUR TENDER INSTRUCTION FORM. IF YOU DO NOT SIGN THE FORM AND FILL IN YOUR SOCIAL SECURITY NUMBER, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID. THE PSP PROVIDES THAT THE TRUSTEES WILL TENDER SHARES FOR WHICH NO DIRECTION IS GIVEN IN THE SAME PROPORTION AS THE SHARES FOR WHICH PARTICIPANTS HAVE GIVEN DIRECTIONS.

                              TRUSTEES
                              The American Business Products, Inc. Profit
                              Sharing Retirement Plan

                            TENDER INSTRUCTION FORM
                               FOR SHARES IN THE
                        AMERICAN BUSINESS PRODUCTS, INC.
                         PROFIT SHARING RETIREMENT PLAN

TO THE TRUSTEES OF THE PROFIT SHARING RETIREMENT PLAN:

     I am a participant in the above-referenced Profit Sharing Retirement Plan (the "PSP") and have a Stock Bonus Account in the PSP invested in ABP Company Stock, and, as such, I have received a copy of the Offer to Purchase dated January 21, 2000, relating to the Offer by Sherman Acquisition Corporation, a Georgia corporation ("Purchaser") and wholly owned indirect subsidiary of Mail-Well, Inc., a Colorado corporation ("Mail-Well"), to purchase all of the Company's common stock (the "Shares") at a price of $20.00 per Share, net to the seller in cash.

     I hereby direct you to tender or not to tender the Shares in my PSP Account as follows: [Please check one box below and complete]

[ ]  TENDER            I direct the Trustees to tender ____% (whole percentages
                       only) of the Shares allocated to my PSP account in response to the Offer. If no percentage is designated, the
                       undersigned is deemed to tender 100% of the Shares allocated to the undersigned's PSP account.
[ ]  DO NOT TENDER     I direct the Trustees not to tender any of the Shares
                       allocated to my PSP account in response to the Offer.

     I have read and understand the Offer to Purchase and the Notice to Plan Participants from the Trustees and I agree to be bound by the terms of the Offer.

----------------------       ------------------------------------------------------------
         Date                                  Signature of Participant


----------------------       ------------------------------------------------------------
Social Security Number                            Please Print Name

     THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO EQUISERVE, P.O. BOX 9389, BOSTON, MASSACHUSETTS 02205-9967, USING THE PREADDRESSED, POSTAGE PRE-PAID REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY MONDAY, FEBRUARY 14, 2000.